UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 21, 2010

MPG OFFICE TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-31717	04-3692625
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

355 South Grand Avenue, Suite 3300 Los Angeles, California	90071
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code)

213-626-3300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On November 21, 2010 (the “Effective Date”), MPG Office Trust, Inc. and MPG Office, L.P. (together, the “Company”) entered into an employment agreement with David L. Weinstein that provides for Mr. Weinstein to serve as the President and Chief Executive Officer of the Company.

Mr. Weinstein’s employment agreement has a term commencing on November 21, 2010 and ending on December 31, 2012 and provides for an annual base salary of $675,000, subject to increase in accordance with the Company’s normal executive compensation practices.

Commencing in 2011, Mr. Weinstein is eligible for annual cash performance bonuses under the Company’s incentive bonus plan, based on the satisfaction of performance goals established by the Compensation Committee in accordance with the terms of such plan. The target annual bonus for Mr. Weinstein will be 112.5% of his annual base salary, and the maximum annual bonus will be 225% of his annual base salary. Provided that Mr. Weinstein remains employed by the Company through December 31, 2011, his annual cash performance bonus for the Company’s 2011 fiscal year will in no event be less than 112.5% of his annual base salary.

In addition to his annual base salary, Mr. Weinstein’s will receive an initial $250,000 signing bonus payable in November 2010. Mr. Weinstein is also entitled to an additional signing bonus payable in quarterly installments in an amount equal to $62,500 per quarter with respect to each calendar quarter that occurs during 2011 and $25,000 per quarter with respect to each calendar quarter that occurs during 2012, provided that Mr. Weinstein remains employed by the Company through the first day of the applicable calendar quarter. Mr. Weinstein will not be entitled to any additional quarterly signing bonus with respect to any calendar quarter that commences following the termination of his employment with the Company.

Equity Awards

Under the Company’s Second Amended and Restated 2003 Incentive Award Plan (the “Incentive Plan”), on the Effective Date, the Company granted Mr. Weinstein a non-qualified stock option to acquire 400,000 shares of common stock at a per share exercise price equal to the fair market value of a share of common stock on the grant date. Subject to Mr. Weinstein’s continued employment with the Company, the option will vest and become exercisable with respect to 50% of the shares subject thereto on each of the first and second anniversaries of the Effective Date. The option is subject to full or partial accelerated vesting under certain circumstances in the event of a termination of Mr. Weinstein’s employment without “cause,” for “good reason” or due to Mr. Weinstein’s death or “disability”, or upon a “change in control” of the Company (each as defined in Mr. Weinstein’s employment agreement), as set forth in the stock option agreement (a copy of which is filed as Exhibit 99.2 to this report).

The Company will also grant Mr. Weinstein 600,000 shares of restricted common stock on the earlier to occur of the 15th business day after the Effective Date or the date on which the shares subject to the restricted stock award are approved for listing by the New York Stock Exchange. Subject to Mr. Weinstein’s continued employment with the Company, 50% of the shares subject to the restricted stock award will vest on each of the first and second anniversaries of the Effective Date. The restricted stock award is subject to full accelerated vesting in the event of a termination of Mr. Weinstein’s employment without “cause,” for “good reason” or due to Mr. Weinstein’s death or “disability”, or upon a “change in control” of the Company (each as defined in Mr. Weinstein’s employment agreement), as set forth in the restricted stock award agreement (a copy of which will be filed as an exhibit to a future report).

Any Company stock, options and other equity awards that have been granted to Mr. Weinstein prior to the Effective Date in connection with his service as a member of the Company’s board of directors will be subject to accelerated vesting to the same extent and under the same circumstances as apply to the restricted stock award granted to him in connection with his employment agreement.

Severance Arrangements and Change in Control

The employment agreement provides that if Mr. Weinstein’s employment is terminated by the Company without cause or by him for good reason prior to a change in control of the Company, and subject to his execution and non-revocation of a general release of claims, he will receive the following severance payments and benefits:

•

A lump-sum cash payment equal to the greater of (i) 100% of his then-current annual base salary or (ii) the amount of his then-current base salary that would have been payable had he remained employed during the period commencing on the termination date and ending on December 31, 2012;

•	A lump-sum cash payment equal to any unpaid prior year annual bonus;

•

A lump-sum cash payment equal to the following: (i) if the termination occurs during the 2011 calendar year, 112.5% of his then-current annual base salary, and (ii) if the termination occurs after December 31, 2011, a prorated annual bonus for the year in which the termination occurs (the “pro-rata bonus”); and

•	Certain health insurance benefits at the Company’s expense for 18 months.

In addition, to the extent not previously vested as of the date of termination, the stock option and restricted stock awards will be subject to accelerated vesting pursuant to the terms and conditions set forth in the respective award agreements.

The employment agreement provides that, if Mr. Weinstein’s employment is terminated by the Company without cause or by him for good reason within two years after a change in control, and subject to his execution and non-revocation of a general release of claims, he will receive the above benefits and payments as though his employment was terminated without cause or for good reason, except that in lieu of the pro-rata bonus, Mr. Weinstein will receive an amount equal to 100% of his target annual bonus amount.

If Mr. Weinstein’s employment is terminated by reason of expiration of the employment period under the employment agreement, and subject to his execution and non-revocation of a general release of claims, he will receive payment of the prior year bonus and the pro-rata bonus.

The employment agreement also provides that Mr. Weinstein or his estate will be entitled to certain severance benefits in the event of his death or disability, including (i) 100% of his target annual bonus amount, (ii) the prior-year bonus, (iii) to the extent not previously vested as of the date of termination, the stock option and restricted stock awards will be subject to accelerated vesting pursuant to the terms and conditions set forth in the respective award agreements, and (iv) certain health insurance benefits at the Company’s expense for 18 months. In addition, Mr. Weinstein will be entitled to certain benefits pursuant to the Company’s group life insurance policy.

Mr. Weinstein’s employment agreement contains confidentiality provisions that apply indefinitely and non-solicitation provisions that will apply during the term of his employment agreement and for a limited period thereafter.

Mr. Weinstein’s employment agreement, as well as the equity awards thereunder, was approved by the Board and the Compensation Committee thereof.

This description is qualified in its entirety by reference to the full text of Mr. Weinstein’s employment agreement and stock option agreement, filed as Exhibits 99.1 and 99.2, respectively, to this report.

Section 5 — Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 21, 2010, Mr. Weinstein was appointed President and Chief Executive Officer of the Company on the terms set forth in his employment agreement as described in Item 1.01 above. Mr. Weinstein currently serves, and will continue to serve, as a member of the Company’s Board of Directors and on the Company’s Finance Committee. As a result of his appointment as President and Chief Executive Officer, Mr. Weinstein is no longer independent and therefore will no longer serve as a member of the Company’s Audit Committee and Nominating and Corporate Governance Committee.

Section 7 — Regulation FD

Item 7.01	Regulation FD Disclosure.

On November 22, 2010, the Company issued a press release announcing, among other things, that the Board of Directors has appointed Mr. Weinstein as the President and Chief Executive Officer of the Company and that Mr. Frederick E. Chin and his firm, Atalon Management Group, LLC, have been engaged to provide restructuring advice to the Company. A copy of the press release is furnished herewith as Exhibit 99.3.

Exhibit 99.3 is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Item 7.01 shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Section 9 — Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired: None.

(b)	Pro forma financial information: None.

(c)	Shell company transactions: None.

(d)	Exhibits:

The following exhibits are filed or furnished with this Current Report on Form 8-K:

Exhibit No.	Description

99.1*	Employment agreement, effective as of November 21, 2010, between MPG Office Trust, Inc., MPG Office, L.P. and David L. Weinstein

99.2*	Nonqualified stock option agreement, effective as of November 21, 2010, between MPG Office Trust, Inc., MPG Office, L.P. and David L. Weinstein

99.3**	Press release dated November 22, 2010

*	Filed herewith.
**	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MPG OFFICE TRUST, INC.
Registrant

/S/ JONATHAN L. ABRAMS
Jonathan L. Abrams
Senior Vice President, General Counsel and Secretary

Dated: As of November 22, 2010